Tyler Technologies Reports Earnings for Second Quarter 2022
Total revenues grew 16.0% driven by 28.2% growth in subscriptions
PLANO, Texas – July 27, 2022 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2022.
Second Quarter 2022 Financial Highlights:
•Both GAAP and non-GAAP total revenues were $468.7 million, up 16.0% from $404.1 million and 15.6% from $405.4 million, respectively, for the second quarter of 2021. On an organic basis (excluding COVID-related revenues), GAAP revenues grew 6.2% and non-GAAP revenues grew 5.8%.
•Recurring revenues from maintenance and subscriptions were $372.6 million, up 16.7% from $319.2 million for the second quarter of 2021, and comprised 79.5% of second quarter 2022 revenue, up from 79.0% for the second quarter of 2021. On an organic basis (excluding COVID-related revenues), recurring revenues were $331.4 million, up 7.7%.
•Subscription revenue and software services revenue included a total of $15.2 million from NIC's COVID-related initiatives. Revenues from TourHealth concluded in the second quarter, and revenues from the Virginia rent relief program are expected to wind down in the third quarter.
•Operating income was $56.8 million, up 48.2% from $38.3 million for the second quarter of 2021. Non-GAAP operating income was $110.6 million, up 3.0% from $107.4 million for the second quarter of 2021.
•Net income was $39.9 million, or $0.94 per diluted share, up 56.5% from $25.5 million, or $0.61 per diluted share, for the second quarter of 2021. Non-GAAP net income was $79.5 million, or $1.88 per diluted share, up 2.9% from $77.2 million, or $1.83 per diluted share, for the second quarter of 2021.
•Cash flows from operations were $76.7 million compared to negative $20.3 million for the second quarter of 2021. Free cash flow was $60.0 million compared to negative $33.5 million for the second quarter of 2021.
•Adjusted EBITDA was $119.0 million, up 3.8% from $114.7 million for the second quarter of 2021.
•Software subscription arrangements comprised approximately 74% of the total new software contract value for the second quarter, compared to approximately 65% for the second quarter of 2021.
•Software subscription bookings for the second quarter added $27.6 million in annual recurring revenue.
•Annualized non-GAAP recurring revenue (ARR) was $1.49 billion, up 16.3% from $1.28 billion for the second quarter of 2021.
•Total backlog was $1.85 billion, up 13.9% from $1.63 billion at June 30, 2021.

Tyler Technologies Reports Earnings
For Second Quarter 2022
July 27, 2022

“Our market conditions remain strong, reflected by request for proposal and demo activities that continue to trend positively," said Lynn Moore, Tyler's president and chief executive officer. Total revenues grew approximately 16.0%, with organic revenue growth of 6.2%. Subscription revenues grew 28.2% in total and 14.1% organically, marking our 66th consecutive quarter of double-digit subscription revenue growth. Services revenues were flat on an organic basis, as we work to grow our implementation teams to support our growing backlog and anticipated continued sales growth.
"Our NIC division continued to exhibit strength in the second quarter, with core revenue growth of 8%, excluding COVID-related revenues, which we expect to end in the third quarter. Our enthusiasm around cross-sell opportunities with NIC remains high, and the pipeline of those opportunities doubled this quarter.
"Cash flows from operations and free cash flow were both robust at $76.7 million and $60.0 million, respectively. As interest rates continue to rise, we're prioritizing the use of excess cash to aggressively reduce debt, while maintaining flexibility to take advantage of opportunities to pursue strategic acquisitions and investments that provide long-term value.
"Our strong competitive position and the active public sector market resulted in robust second quarter bookings of approximately $562 million, which grew 21% over last year. Excluding NIC, bookings grew 16%. For the trailing twelve months, bookings were approximately $2.0 billion, up 53%, and excluding NIC, were approximately $1.5 billion, growing 21%.
"Subscription agreements comprised 74% of our new software contract value this quarter, as we continue to see an acceleration in the shift of our new contract mix from license to SaaS. In addition, the number of clients converting from on-premises to SaaS reached a new high of 96 in the second quarter. As expected, margins compressed compared to the second quarter of 2021, reflecting changes in revenue mix and costs related to our accelerated transition to the cloud.
"We're pleased with our results for the first half of 2022 and remain confident in our ability to perform at a high level even against a challenging macroeconomic backdrop. That confidence is driven by the unique characteristics of the public sector market, the durability of our business model, and the reliability of our growing recurring revenues from providing mission-critical solutions to our clients.
"While our revenue and operating margin expectations for the full year have not changed, we have adjusted our earnings guidance to reflect changes in our assumptions around interest expense, given current expectations for interest rate hikes and accelerated non-cash amortization of debt discounts and issuance costs associated with our prepayment of debt," concluded Moore.
Guidance for 2022
As of July 27, 2022, Tyler Technologies is providing the following guidance for the full year 2022:
•GAAP and non-GAAP total revenues are both expected to be in the range of $1.835 billion to $1.870 billion.
•Total revenues are expected to include approximately $44 million of COVID-related revenues from NIC's TourHealth and rent relief services. Revenues from TourHealth concluded in the second quarter, while revenues from the rent relief program are expected to wind down in the third quarter.
•GAAP diluted earnings per share are expected to be in the range of $3.60 to $3.76 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.

Tyler Technologies Reports Earnings
For Second Quarter 2022
July 27, 2022

•Non-GAAP diluted earnings per share are expected to be in the range of $7.36 to $7.52.
•Interest expense is expected to be approximately $30 million, including approximately $7.5 million of non-cash amortization of debt discounts and issuance costs. This represents an increase of approximately $7 million compared to our previous guidance, based on current expectations for rate hikes and accelerated non-cash amortization of debt discounts and issuance costs associated with debt repayments, with an impact on both GAAP and non-GAAP diluted earnings per share of approximately $0.12 per share.
•Pretax non-cash, share-based compensation expense is expected to be approximately $107 million.
•Research and development expense is expected to be in the range of $98 million to $101 million.
•Fully diluted shares for the year are expected to be in the range of 42.4 million to 42.8 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 22.0% after discrete tax items, including approximately $8 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $58 million to $62 million, including approximately $34 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $144 million, including approximately $109 million from amortization of acquisition intangibles.
GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full-year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $107 million, amortization of acquired software and intangible assets of approximately $109 million, and acquisition-related costs of approximately $1 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $8 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.
Conference Call
Tyler Technologies will hold a conference call on Thursday, July 28, 2022 at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: https://conferencingportals.com/event/dXimaDxA. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.
Participants who do not wish to pre-register for the call may dial in using 888-330-2506 (U.S.and Canada callers) or 240-789-2712 (international callers) and ask for the “Tyler Technologies” call. The live audio webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

Tyler Technologies Reports Earnings
For Second Quarter 2022
July 27, 2022

About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 37,000 successful installations across more than 12,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list and Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.
Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, and acquisition-related expenses.
Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Tyler Technologies Reports Earnings
For Second Quarter 2022
July 27, 2022

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions, including inflation and increases in interest rates; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com
22-36

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Software licenses and royalties	$15,009	$17,604	$31,515	$32,537
Subscriptions	255,816	199,558	501,259	302,037
Software services	63,125	53,337	124,622	100,977
Maintenance	116,815	119,621	233,844	238,733
Appraisal services	8,812	6,265	17,330	12,730
Hardware and other	9,108	7,690	16,222	11,863
Total revenues	468,685	404,075	924,792	698,877

Software licenses and royalties	2,869	1,368	5,478	2,604
Amortization of acquired software	14,039	11,823	27,260	19,787
Subscriptions, software services and maintenance	244,192	199,771	481,088	334,091
Appraisal services	5,976	4,429	11,912	9,046
Hardware and other	8,161	4,623	13,188	7,081
Total cost of revenues	275,237	222,014	538,926	372,609

Gross profit	193,448	182,061	385,866	326,268

Selling, general and administrative expenses	99,701	108,922	197,596	187,696
Research and development expense	23,386	23,428	47,327	45,241
Amortization of customer and trade name intangibles	13,604	11,420	28,318	16,832

Operating income	56,757	38,291	112,625	76,499

Interest expense	(6,214)	(12,437)	(11,018)	(12,915)
Other income, net	216	238	581	804
Income before income taxes	50,759	26,092	102,188	64,388
Income tax provision	10,813	562	22,258	1,882
Net income	$39,946	$25,530	$79,930	$62,506

Earnings per common share:
Basic	$0.96	$0.63	$1.93	$1.53
Diluted	$0.94	$0.61	$1.88	$1.48

Weighted average common shares outstanding:
Basic	41,500	40,765	41,499	40,761
Diluted	42,321	42,094	42,449	42,148

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of non-GAAP total revenues	2022	2021	2022	2021
GAAP total revenues	$468,685	$404,075	$924,792	$698,877
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	1,288	—	1,288
Non-GAAP total revenues	$468,685	$405,363	$924,792	$700,165

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of non-GAAP gross profit and margin	2022	2021	2022	2021
GAAP gross profit	$193,448	$182,061	$385,866	$326,268
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	1,288	—	1,288
Add: Share-based compensation expense included in cost of revenues	6,867	5,909	13,639	10,909
Add: Amortization of acquired software	14,039	11,823	27,260	19,787
Non-GAAP gross profit	$214,354	$201,081	$426,765	$358,252
GAAP gross margin	41.3%	45.1%	41.7%	46.7%
Non-GAAP gross margin	45.7%	49.6%	46.1%	51.2%

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of non-GAAP operating income and margin	2022	2021	2022	2021
GAAP operating income	$56,757	$38,291	$112,625	$76,499
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	—	1,288	—	1,288
Add: Share-based compensation expense	25,800	25,175	51,079	50,899
Add: Employer portion of payroll tax related to employee stock transactions	398	393	1,110	1,160
Add: Acquisition related costs	—	19,017	1,031	19,830
Add: Amortization of acquired software	14,039	11,823	27,260	19,787
Add: Amortization of customer and trade name intangibles	13,604	11,420	28,318	16,832
Non-GAAP adjustments subtotal	53,841	69,116	108,798	109,796
Non-GAAP operating income	$110,598	$107,407	$221,423	$186,295
GAAP operating margin	12.1%	9.5%	12.2%	10.9%
Non-GAAP operating margin	23.6%	26.5%	23.9%	26.6%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of non-GAAP net income and earnings per share	2022	2021	2022	2021
GAAP net income	$39,946	$25,530	$79,930	$62,506
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	53,841	69,116	108,798	109,796
Add: Acquisition related costs in interest expense	—	6,407	—	6,407
Less: Tax impact related to non-GAAP adjustments	(14,290)	(23,826)	(28,378)	(41,460)
Non-GAAP net income	$79,497	$77,227	$160,350	$137,249
GAAP earnings per diluted share	$0.94	$0.61	$1.88	$1.48
Non-GAAP earnings per diluted share	$1.88	$1.83	$3.78	$3.26

	Three Months Ended June 30,		Six Months Ended June 30,
Detail of share-based compensation expense	2022	2021	2022	2021
Subscriptions, software services and maintenance	$6,867	$5,909	$13,639	$10,909
Selling, general and administrative expenses	18,933	19,266	37,440	39,990
Total share-based compensation expense	$25,800	$25,175	$51,079	$50,899

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of EBITDA and adjusted EBITDA	2022	2021	2022	2021
GAAP net income	$39,946	$25,530	$79,930	$62,506
Amortization of customer and trade name intangibles	13,604	11,420	28,318	16,832
Depreciation and amortization included in cost of revenues, SG&A and other expenses	22,681	19,248	44,616	34,178
Amortization of debt discounts and issuance costs included in interest expense	1,139	8,706	2,271	8,950
Interest expense	5,066	3,732	8,747	3,966
Income tax provision (benefit)	10,813	562	22,258	1,882
EBITDA	$93,249	$69,198	$186,139	$128,314
Write-downs of acquisition-related deferred revenue	—	1,288	—	1,288
Share-based compensation expense	25,800	25,175	51,079	50,899
Acquisition related costs	—	19,017	1,031	19,830
Adjusted EBITDA	$119,049	$114,678	$238,249	$200,331

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of free cash flow	2022	2021	2022	2021
Net cash provided by operating activities	$76,679	$(20,347)	$130,220	$51,356
Less: additions to property and equipment	(8,178)	(7,659)	(12,757)	(14,223)
Less: capitalized software development costs	(8,516)	(5,471)	(16,463)	(8,947)
Free cash flow	$59,985	$(33,477)	$101,000	$28,186

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$253,062	$309,171
Accounts receivable, net	597,560	521,059
Short-term investments	34,466	52,300
Prepaid expenses and other current assets	69,647	63,664
Income tax receivable	2,552	18,137
Total current assets	957,287	964,331

Accounts receivable, long-term portion	12,665	13,937
Operating lease right-of-use assets	40,577	39,720
Property and equipment, net	177,907	181,193

Other assets:
Software development costs, net	43,505	28,489
Goodwill	2,449,638	2,359,674
Other intangibles, net	1,032,786	1,052,493
Non-current investments	26,464	46,353
Other non-current assets	46,217	45,971
Total assets	$4,787,046	$4,732,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$264,908	$278,412
Operating lease liabilities	10,363	10,560
Deferred revenue	528,588	510,529
Current portion of term loans	30,000	30,000
Total current liabilities	833,859	829,501

Revolving line of credit	—	—
Term loans	639,464	718,511
Convertible senior notes due 2026, net	593,624	592,765
Deferred revenue, long-term	—	38
Deferred income taxes	216,947	228,085
Operating lease liabilities, long-term	36,018	36,336
Other long-term liabilities	8,807	2,893
Total liabilities	2,328,719	2,408,129

Shareholders' equity	$2,458,327	$2,324,032
Total liabilities and shareholders' equity	$4,787,046	$4,732,161

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$39,946	$25,530	$79,930	$62,506
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	37,717	39,876	75,866	60,976
Losses (gains) from sale of investments	2	—	(53)	—
Share-based compensation expense	25,800	25,175	51,079	50,899
Operating lease right-of-use assets expense	2,022	2,488	5,104	4,034
Deferred income tax benefit	(9,698)	(3,163)	(19,136)	(6,430)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(19,110)	(110,253)	(62,570)	(120,629)
Net cash provided (used) by operating activities	76,679	(20,347)	130,220	51,356

Cash flows from investing activities:
Additions to property and equipment	(8,178)	(7,659)	(12,757)	(14,223)
Purchase of marketable security investments	—	(15,299)	(4,592)	(68,054)
Proceeds and maturities from marketable security investments	17,923	56,364	40,595	91,395
Investment in software	(8,516)	(5,471)	(16,463)	(8,947)
Cost of acquisitions, net of cash acquired	(615)	(1,986,853)	(117,313)	(1,998,902)
Other	181	(80)	152	39
Net cash provided (used) by investing activities	795	(1,958,998)	(110,378)	(1,998,692)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	65,000	—	65,000
Payment on term loans	(60,000)	—	(80,000)	—
Proceeds from term loans	—	900,000	—	900,000
Proceeds from issuance of convertible senior notes	—	—	—	600,000
Payment of debt issuance costs	—	(21,107)	—	(27,127)
Purchase of treasury shares	—	(12,975)	—	(12,975)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award	(12,152)	11,286	(4,107)	29,388
Contributions from employee stock purchase plan	4,478	3,162	8,156	6,200
Net cash (used) provided by financing activities	(67,674)	945,366	(75,951)	1,560,486

Net increase (decrease) in cash and cash equivalents	9,800	(1,033,979)	(56,109)	(386,850)
Cash and cash equivalents at beginning of period	243,262	1,250,752	309,171	603,623

Cash and cash equivalents at end of period	$253,062	$216,773	$253,062	$216,773